Sub-Item 77Q1(e) Copies of new or amended Registrant investment advisory contracts
2-34393,  811-1879

Form of Janus Investment Fund Investment Advisory Agreement - Janus Adaptive Global Allocation Fund is incorporated herein by reference to Exhibit (d)(247) to Post-Effective Amendment No. 225 to Janus Investment Fund registration statement on Form N-1A, filed on June 23, 2015; accession number 0000950123-15-006994 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Heidi W. Hardin and Stephanie Grauerholz.